                                                                  EXHIBIT 10.27

                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT dated August ____, 1997, is entered into by and between Zycad Corporation, a Delaware corporation ("ZYCAD") with offices at 47100 Bayside Parkway, Fremont, California 94538 and IKOS Systems, Inc. a Delaware corporation, ("IKOS") with offices at 19050 Pruneridge Avenue, Cupertino, California 95014.

     WHEREAS, ZYCAD is engaged in the XP and PXP hardware fault simulation product business (the "BUSINESS");

     WHEREAS, IKOS desires to purchase from ZYCAD, and ZYCAD desires to sell to IKOS, all of the assets related to the Business upon the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                ARTICLE I PURCHASE, SALE AND LICENSE OF ASSETS

     SECTION 1.1 ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 7.1), ZYCAD agrees to convey, sell, transfer, assign and deliver to IKOS, and IKOS shall purchase from ZYCAD, all right, title and interest of ZYCAD in and to the intangible assets including, but not limited to, all fault simulation customer lists, all technology and fault and logic simulation software and source code and library tools, all intellectual property such as patents, trademarks, trade names, copyrights, trade secrets or other proprietary rights that are necessary to or associated with the conduct of the Business and any documentation associated therewith as listed on Schedule 1 (the "ASSETS"). No interest in the Maintenance Business is being purchased by IKOS and no liabilities of the Business are being assumed by IKOS. Maintenance Business is defined as the maintenance services provided for ZYCAD's products of the Business.

     SECTION 1.2 GRANT OF LICENSES. Subject to any and all terms of this Agreement, IKOS hereby grants to ZYCAD a non-exclusive, non-transferable, royalty free, worldwide, irrevocable right to use, copy, distribute and create derivative works of the software listed on Schedule 2 (the "Software") solely for purposes of creating bug fixes and for providing warranties and otherwise maintaining ZYCAD's products; provided, however, that ZYCAD maintain the confidential nature of the Software pursuant to Section 6.1 of this Agreement. In addition, subject to any and all terms of this Agreement, IKOS hereby grants to ZYCAD a non-exclusive, non-transferable, royalty free, worldwide, irrevocable right to use the ZYCAD tradename (the "TRADENAME") for the Maintenance Business.

     a) TERM OF LICENSES. The term of such licenses shall remain in effect for a period of five (5) years from the date of the Closing. Thereafter, such licenses shall renew only upon the mutual agreement of the parties to this Agreement.

     b) SUBLICENSE RIGHT. ZYCAD shall have the right to one sublicense of the Software and the Tradename without right to further sublicense. IKOS shall have the right to approve such sublicense, with such approval not to be unreasonably withheld. Such sublicense of the Software and the Tradename shall be accomplished through a license agreement ("Sublicense Agreement") between ZYCAD and such sublicensee. Such Sublicense Agreement must be in writing, and shall include provisions consistent with protecting IKOS' proprietary rights in the Software and the Tradename.

     c) EXCLUSION OF WARRANTY. THE SOFTWARE, TOGETHER WITH THE MEDIA ON WHICH THE SOFTWARE AND INFORMATION ARE EMBEDDED, ARE LICENSED ON AN "AS IS" BASIS. ACCORDINGLY, IKOS MAKES NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO THE SOFTWARE'S MERCHANTABILITY, FITNESS FOR ANY INTENDED USE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

     d) INDEMNIFICATION. ZYCAD shall defend, indemnify and hold harmless IKOS from and against any claims by an end user, or other party arising out of
(i) the operation or use by ZYCAD of the Software and (ii) infringement claims of any type related to the Software for ZYCAD's use thereof. The foregoing indemnification obligation of ZYCAD is subject to the following conditions: (i) IKOS shall notify ZYCAD in writing promptly upon IKOS' first becoming aware of a claim; (ii) ZYCAD has sole control of the settlement, compromise, negotiation and defense of any such action; and (iii) IKOS gives ZYCAD all reasonably available information, assistance and authority, at ZYCAD's expense, to enable ZYCAD to do so. IKOS shall have no obligation to indemnify or defend ZYCAD against any claim of infringement made against ZYCAD or any other third parties (including resellers and end users) regarding the Software.

     e) RESTRICTIONS. Except to the extent expressly permitted in this Agreement, ZYCAD shall not sell, rent, sublicense, distribute, assign or otherwise transfer any rights in the Software or the Tradename without IKOS' prior written consent.

                         ARTICLE II     PURCHASE PRICE

     SECTION 2.1 CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets and the Covenant expressed herein and in full payment therefor, Buyer will pay the purchase price set forth in Section 2.2.

     SECTION 2.2 AMOUNT; PAYMENT. The purchase price for the Assets and the Covenant shall be $3,000,000 in cash (the "PURCHASE PRICE") payable as specified in Section 2.3;

     SECTION 2.3 PAYMENT OF PURCHASE PRICE. $2,000,000 of the Purchase Price shall be payable at the Closing by IKOS by wire transfer; $500,000 shall be payable by IKOS by wire transfer on December 31, 1997 and $500,000 shall be payable by IKOS by wire transfer on June 30, 1998 (the "HOLDBACK").

                             ARTICLE III    TAXES

     SECTION 3.1 TAXES. IKOS shall pay all sales, use and other transfer taxes arising out of the purchase and sale of the Assets.

                 ARTICLE IV     REPRESENTATIONS AND WARRANTIES

     SECTION 4.1    REPRESENTATIONS OF IKOS.   IKOS represents to ZYCAD that:

     a) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     b) AUTHORIZATION. It has full corporate power and authority to enter into this Agreement to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. It has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement, and with respect to IKOS, the Agreement constitutes a valid and binding obligation enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

     c) CONSENTS. To the best of its knowledge, no consent, approval, order or authorization of registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority or any third party is required in connection with the consummation of the transactions contemplated hereunder.

     d) BROKER FEES. It is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any of the transactions contemplated hereby.

     e) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by IKOS prior to the Closing shall have been fully performed and complied with at or prior to the Closing,

     SECTION 4.2 REPRESENTATION OF ZYCAD. ZYCAD hereby represents and warrants to IKOS that:

     (a) CORPORATE ORGANIZATION OF ZYCAD. ZYCAD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to conduct the Business in the places (including Japan) where such Business is now conducted.

     (b) AUTHORIZATION OF ZYCAD. ZYCAD has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Assets delivered in accordance with Section 7.2 hereunder (the "CLOSING DOCUMENTS"). ZYCAD has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Closing Documents. This Agreement constitutes a valid and binding obligation of ZYCAD, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

     (c) BROKERS' AND FINDERS' FEES. ZYCAD is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transactions contemplated hereby.

     (d) TITLE TO ASSETS. ZYCAD has good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever. By virtue of the deliveries made at the Closing, IKOS will obtain good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, charges, equities, clouds and restrictions of any nature whatsoever.

     (e) NO VIOLATION OF OTHER INSTRUMENTS. Neither the execution of this Agreement nor the performance hereof by ZYCAD will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to ZYCAD; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which ZYCAD is a party or by which it or the Assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of ZYCAD secured by the Assets; (iv) violate or conflict with any provision of ZYCAD's Certificate of Incorporation, Bylaws, or similar organizational instruments; (v) give rise to any dissenter's rights or other claims from ZYCAD stockholders or (vi) result in any material adverse affect on the Assets or the use thereof. No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained in order to permit the execution, delivery or performance of this Agreement by ZYCAD, or the consummation of the transactions contemplated by this Agreement.

     (f) LITIGATION. Neither ZYCAD nor, to the best knowledge of ZYCAD, any officer, director, employee or agent of ZYCAD is a party to any pending or threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the Assets or (ii) the transactions contemplated by this Agreement; nor does any basis exist for any such action, suit, proceeding or investigation.

     (g) TAXES. ZYCAD has timely filed within the time period for filing or any extension granted with respect thereto all Federal, state, local and other returns and reports relating to any and all taxes or any other governmental charges, obligations or fees for taxes and any related interest or penalties ("TAX" or "TAXES") required to be filed by it with respect to its Business and such returns and reports are true and correct. ZYCAD has paid all Taxes, if any, shown to be due and payable on said returns and reports. There are no pending or, to the best of ZYCAD's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes. There are no liens or similar encumbrances relating to or attributable to Taxes on the Assets.

     (h) ENVIRONMENTAL COMPLIANCE. In connection with the operation of the Business, ZYCAD is not in violation of, or delinquent in respect to, any material decree, order or arbitration award or law, statute, or regulation of or agreement with, or any license or permit from, any governmental authority to which it or its properties, assets, personnel or business are subject (or to which it is itself subject) and which relates to the environment (including, without limitation, laws, statutes, rules and regulations and the common law relating to environmental matters and contamination of any type whatsoever ("ENVIRONMENTAL LAWS")). ZYCAD has obtained no permits, licenses and other authorizations pursuant to any Environmental Laws. No failure to obtain any such permit, license or authorization will have a material adverse effect on the Assets.

     (i) PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS. All patents, trademarks, trade names, copyrights, trade secrets or other proprietary rights that are necessary to the conduct of the Business are owned or are useable by ZYCAD and are listed on Schedule l. The list of bills of material, source codes, specifications, schematics, product manuals and other materials included as necessary to conduct the Business on Schedule l are true, complete and correct and will not be impaired or restricted as a result of the consummation of the transactions contemplated hereby.

     (j) COMPLIANCE WITH LAW. ZYCAD has complied and is in compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to the Business including without limitation all export control laws. ZYCAD has been granted any and all licenses, permits (temporary and otherwise), authorization and approvals from federal, state, local and foreign government regulatory bodies necessary to carry on the Business as currently conducted, all of which are currently valid and in full force and effect. To the best of ZYCAD's knowledge, there is no order issued, investigation or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any federal, state, local or foreign court or governmental agency or instrumentality applicable to the Business.

     (k) ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the Schedules to this Agreement or specifically required to be furnished pursuant to this Agreement to IKOS by ZYCAD are complete and correct in all material respects. No representations or warranties made by ZYCAD in this Agreement, nor any document, written information, statement or Schedule furnished directly to IKOS or its agents pursuant to his Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects ZYCAD or the Assets known to ZYCAD which has not been expressly and fully set forth in this Agreement or the Schedules hereto.

              ARTICLE V.  NON-COMPETITION AND EMPLOYMENT MATTERS

     SECTION 5.1 NON-COMPETITION. Commencing on the date of this Agreement and continuing for a period of five (5) years thereafter, ZYCAD shall not directly or indirectly, throughout the United States and the world, participate in the business, develop, market, or sell design verification products, including: hardware and software logic and fault simulation products ("PRODUCTS") nor develop or enhance Products, except as specified in
Section 10.2. Provided however, that Section 5.1 shall not apply to the current and future Gatefield business and to the purchaser of ZYCAD's TDX products. Whenever possible, each provision of this Section shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Section shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision. If any provision of this Section shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section but shall be confined in its operation to the provision of this Section directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to a maximum time or geographic limitations permitted by applicable law.

     SECTION 5.2 EMPLOYEE SOLICITATION BY IKOS. IKOS shall have the right, but not the obligation, to offer employment to any of ZYCAD's Japan Employees as specified in Schedule 3 ("JAPAN EMPLOYEES") at the salary levels and on other terms and conditions to be determined in IKOS' sole discretion. IKOS shall have no liability for accrued wages (including salaries and commissions), severance pay, sick leave or other benefits, or employee plans of any type or nature on account of ZYCAD's employment of or termination of such employees, and ZYCAD shall indemnify IKOS and hold IKOS harmless against any liability arising out of any claims for such pay or benefits or any other claims arising from ZYCAD's employment of or termination of employment of such employees.

     SECTION 5.3 EMPLOYEE PLANS. IKOS is not assuming any of the employee plans of ZYCAD or any affiliated entity, and IKOS shall have no liability whatsoever to Japan Employees with respect to accrued or future benefits under any such employee plans, whether or not any of such employees are offered employment by, or become employees of, IKOS, and ZYCAD shall defend, indemnify and hold IKOS harmless against any claims that it has liability under such employee plans.

                        ARTICLE VI     CONFIDENTIALITY

     SECTION 6.1 CONFIDENTIALITY. All proprietary information provided to the other party shall be kept confidential pursuant to the terms of the Nondisclosure Agreement signed between the parties on April 9, 1997. The parties agree to maintain the confidentiality of the terms and conditions of this Agreement except to the extent required by law; provided, however, the parties agree to issue a mutually agreeable joint press release upon execution of this Agreement announcing such execution; and provided further, that IKOS may promote that IKOS has purchased the Business of ZYCAD and is free to use ZYCAD's name in any advertisements. IKOS agrees to give ZYCAD prior notice of such advertisement and the right to approve the advertisement, with such approval not to be unreasonably withheld. Each party will review and agree to the text of any other public announcement related to this Agreement or the transactions contemplated hereby prior to the release thereof. In addition, in the event that ZYCAD shall determine that it is obligated to file this Agreement with the Securities Exchange Commission (the "SEC"), ZYCAD shall so notify IKOS.

                            ARTICLE VII    CLOSING

     SECTION 7.1    TIME OF CLOSING.  The closing for the transaction
contemplated by the Agreement shall be on August      , 1997.

     SECTION 7.2 DELIVERY OF ASSETS BY ZYCAD. At the Closing, ZYCAD shall deliver to IKOS the Assets via remote telecommunication or some other manner specified by IKOS.

     SECTION 7.3 DELIVERIES BY ZYCAD. At the Closing, ZYCAD shall deliver to IKOS, all duly and properly executed, the following:

     (a) A good and sufficient Bill of Sale, which shall be in form and substance satisfactory to IKOS selling, delivering, transferring and assigning to IKOS and attached hereto as EXHIBIT A title to all of ZYCAD's right, title and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever.

     (b) An opinion of Douglas E. Klint, general counsel to ZYCAD, dated the date of the Closing, as to the following matters:

          (i) ZYCAD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into the transactions contemplated herein.

          (ii) The Agreement and other documents delivered at the Closing by ZYCAD have been duly executed and delivered by ZYCAD, and are legally valid and binding obligations of ZYCAD, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors rights generally, now or hereafter in effect, and except to the extent that courts may not grant specific performance of contractual provisions involving matters other than the payment of money.

          (iii) All necessary corporate action has been taken by ZYCAD to authorize the execution and delivery of the Agreement and the performance by ZYCAD of its obligations thereunder.

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby have not, and will not, result in a breach of or conflict with any of the terms, provisions and conditions of the Certificate of Incorporation or Bylaws of ZYCAD, any applicable judicial or administrative writ, decree or order of which such counsel has knowledge, or, to the best of such counsel's knowledge, any deed, mortgage, indenture, contract, agreement or instrument known to counsel to which ZYCAD is party or by which it is bound.

          (v) To the best of such counsel's knowledge, ZYCAD has good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever. By virtue of the deliveries made at the Closing, IKOS will obtain good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, charges, equities, clouds and restrictions of any nature whatsoever.

          (vi) To the best of such counsel's knowledge, neither ZYCAD nor any officer, director, employee or agent of ZYCAD is a party to any pending or threatened action, suit, proceeding or investigation at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse affect on the Assets or the transactions contemplated by the Agreement.

     (c)  Lien release for the Assets from Coast Business Credit.

     (d) Such other separate instruments of sale, assignment or transfer that IKOS may reasonably deem necessary or appropriate in order to perfect, confirm or evidence in IKOS title to all or any part of the Assets.

                          ARTICLE VIII  POST CLOSING

     SECTION 8.1 POST CLOSING OBLIGATIONS. ZYCAD shall deliver the following documents to IKOS within ten business days after the Closing:

     (a) A UCC-2 Termination Statement for any UCC-2 filed against the Assets with proof of filing.

     (b) An assignment of all intellectual property associated with the Assets, including, but not limited to, U.S. Patent No. 4,769,817 dated 9/6/88, "Concurrent Fault Simulation for Logic Designs," and U.S. Patent No. 4,736,338 dated 4/5/88, "Programmable Look Up System," to IKOS with proof of filing in the U.S. Patent and Trademark Office.

                          ARTICLE IX  INDEMNIFICATION

     SECTION 9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of either party, all representations, warranties, covenants and agreements of each party in this Agreement shall survive the execution, delivery and performance of this Agreement. The representations and warranties of IKOS set forth in Section 4.1 of the Agreement shall terminate one (1) year after the Closing. The obligations of indemnity provided herein with respect to the representations and warranties of ZYCAD set forth in Section 4.2 of the Agreement and such representations and warranties shall terminate one (1) year after the Closing.

     SECTION 9.2 INDEMNIFICATION. ZYCAD hereby agrees to indemnify and hold harmless IKOS against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "DAMAGES"), asserted against, resulting from, imposed upon, or incurred or suffered by IKOS, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by ZYCAD in this Agreement or any facts or circumstances constituting such an inaccuracy, breach or nonfulfillment.

     a) In the event that IKOS suffers Damages, IKOS shall within one hundred twenty (120) days of discovering such Damage give ZYCAD written notice thereof ("NOTICE OF CLAIM"). The Notice of Claim shall state in reasonable detail the nature of the claim, the specific provisions in this Agreement alleged to have been breached, and the amount of the claim for indemnification. Such amount shall represent IKOS' good faith estimate of the Damages. ZYCAD shall have thirty (30) days from receipt of the Notice of Claim to accept or reject the claim for indemnification. IKOS shall be deemed to have waived its fight to indemnification for any Damages for which notice is not given in a timely manner as set forth herein if and to the extent that ZYCAD can show that such failure to give timely notice has materially prejudiced ZYCAD's ability to defend or otherwise respond to such claim. Any claim for Damages accepted by IKOS or any claim determined as valid under the claim procedure set forth below, shall be deemed "Established Damages" for the purposes of this Agreement.

     b) If a Notice of Claim is given pursuant to subsection (a) above, and no rejection is received within the thirty (30) day period specified above, then ZYCAD shall be deemed to have accepted such claim. If ZYCAD rejects a claim within such thirty (30) day period, the parties shall, in good faith, attempt to negotiate a resolution of such claim within sixty (60) days thereafter (the "RESOLUTION PERIOD"). If the parties do not reach resolution during the Resolution Period, then IKOS may, within thirty (30) days after the end of the Resolution Period proceed to submit the controversy to arbitration under the rules then in effect of the American Arbitration Association. The determination of the arbitrator(s) shall be binding, final and conclusive on the parties. The expenses in connection with any arbitration shall be borne equally by the parties unless determined otherwise by the arbitrator(s). If as a result of such arbitration it is determined that ZYCAD is obligated for such Damages, the amount set by such arbitration shall be the amount of the Established Damages and ZYCAD shall owe such amount. If as a result of such arbitration it is determined that ZYCAD has no obligation to indemnify, ZYCAD shall have no further liability on the claim.

     c) If a claim for indemnification arises out of a claim by a third party, including without limitation any governmental agency, body or authority, ("THIRD PARTY CLAIM") in the Notice of Claim, IKOS shall state in reasonable detail the nature of the claim and the basis for asserting such claim. Such notice shall be given in accordance with subsection (a) above and shall specify whether IKOS intends to defend the claim. If the claim has resulted in the commencement of litigation, IKOS shall take all necessary legal steps to preserve the legal rights of ZYCAD until such time as ZYCAD is able to assume or participate in the defense of the litigation. If IKOS elects to defend the claim, ZYCAD shall have the right to participate in the defense of the claim. If IKOS does not elect to defend the claim, ZYCAD shall have the obligation to defend the claim and IKOS shall have the right to participate in such defense and hereby agrees to cooperate with ZYCAD and make available to it or its counsel all records and other material reasonably required to defend the claim. If IKOS is defending the claim, ZYCAD shall be given written notice of any bona fide settlement offers received with respect to the claim. Within twenty (20) days of receipt of such offer, ZYCAD may elect in writing to accept the settlement offer. If ZYCAD wishes to accept such settlement offer and IKOS does not, then the claim shall be subject to a maximum indemnification in the amount of the settlement offer and the right to such indemnification of IKOS shall be deemed established in such amount. So long as ZYCAD may continue to have liability for such claim, IKOS shall not have the right to settle such claim without the prior written consent of ZYCAD. So long as a Third-Party Claim is pending, IKOS shall hold in abeyance its claim for indemnification. If a settlement is reached which results in any liability on the part of IKOS, or if a judgment is rendered against IKOS which is not properly appealed or appealable, then IKOS shall be entitled to assert its claim for indemnification, Each party shall be responsible for its own costs and expenses including legal fees incurred in investigating and defending such Third Party Claim, except that ZYCAD shall pay the reasonable attorneys' fees: (a) for taking legal actions necessary to preserve the legal rights of ZYCAD in connection with defending the claim of IKOS; and (b) which are found to be indemnifiable under this Agreement.

     SECTION 9.3 HOLDBACK. As security for ZYCAD's indemnification obligations under Section 9.2 of this Agreement, ZYCAD agrees that IKOS shall be entitled to the Holdback described in Section 2.3 of this Agreement for the period through June 30, 1998 (the "INDEMNIFICATION PERIOD"). At the end of the Indemnification Period, any amount remaining under the Holdback shall be released to ZYCAD on or prior to June 30, 1998.

                ARTICLE X   CUSTOMER SUPPORT AND PRODUCT SALES

     SECTION 10.1 SUPPORT. ZYCAD shall continue to support its current XP and PXP Hardware Fault Simulation Customers whose names, addresses and contact information appear on Schedule 4 and IKOS shall have no obligation therefor. IKOS shall have no right to any ZYCAD maintenance revenue. For Japan maintenance customers IKOS agrees to assist ZYCAD with a smooth transition.

     SECTION 10.2 PRODUCT SALES. ZYCAD shall have the right to sell its current PXP and XP product line through September 30, 1997. Any Net Revenue (Net Revenue is defined as gross sales proceeds less material costs and sales commissions not to exceed 10% of gross proceeds) shall be split equally with IKOS. ZYCAD has the right to offset IKOS' share of Net Revenue against any monies due and owing ZYCAD under this Agreement. IKOS shall have the right to audit such sales and expenses and receive monthly reports therefor.

     SECTION 10.3 RESTRICTIONS. ZYCAD agrees that its inventory of Products relating to the Business shall only be used for replacement spares of existing boards and shall not be sold or used by ZYCAD or any third party performing ZYCAD Maintenance as loaners or for upgrades or additional capability. ZYCAD shall not have the ability to sell upgrades after September 30, 1997.

                      ARTICLE XI     IKOS FAULT BUSINESS

     SECTION 11.1 RELEASE OF STANDSTILL. ZYCAD releases IKOS from the standstill agreement contained in Section 12.2 of the Amended and Restated Asset Purchase Agreement dated June 18, 1997 between ZYCAD and IKOS and such standstill agreement shall be deemed null and void.

                            ARTICLE XII    GENERAL

     SECTION 12.1 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter, except that the Nondisclosure Agreement signed by the parties on April 9, 1997 shall survive as an independent agreement.

     SECTION 12.2 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon ZYCAD, its successors and permitted assigns, and IKOS and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon any purchaser of all of the assets of ZYCAD's Business.

     SECTION 12.3 NOTICE. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to ZYCAD:                       Zycad Corporation
                                   47100 Bayside Parkway
                                   Fremont, CA  94538
                                   Attention:   General Counsel

If to IKOS:                        IKOS Systems, Inc.
                                   19050 Pruneridge Avenue
                                   Cupertino, CA  95014
                                   Attention:  Chief Financial Officer

     SECTION 12.4 CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     SECTION 12.5 EXPENSES OF TRANSACTION; TAXES. ZYCAD and IKOS shall each pay their own respective costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby. In the event of any litigation or arbitration or other judicial proceedings arising out of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the other reasonable attorney fees and all costs incurred by such party in such proceeding.

     SECTION 12.6 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     SECTION 12.7 NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

     SECTION 12.8 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 12.9 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

     SECTION 12.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     SECTION 12.11 REMEDIES OF IKOS. ZYCAD agrees that the Assets are unique and not otherwise readily available to IKOS. Accordingly, ZYCAD acknowledges that, in addition to all other remedies to which IKOS is entitled, IKOS shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided IKOS is not in material default hereunder.

     SECTION 12.12 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within the state, solely between residents of the state.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   IKOS SYSTEMS, INC.

                                   By: ________________   ________________

                                   Title: ______________   _______________

                                   ZYCAD CORPORATION

                                   By: ________________   ________________

                                   Title: ______________   _______________

                                  SCHEDULE 1

                                List of Assets

1. All Fault and Logic Simulation Software and Hardware technology owned by ZYCAD consisting of the following:

     (a)  All intellectual property.

     (b) U.S. Patent No. 4,769,817 dated 9/6/88 "Concurrent Fault Simulation for Logic Designs" and U.S. Patent 4,736,338 dated 4/5/88
"Programmable Look Up System".

     (c)  Design Schematics.

     (d)  Design Data Base.

     (e)  Documentation.

     (f)  Software Source Code.

2.   All trademarks associated with number one above.

3.   ZYCAD Fault and Logic Simulation Customer lists.

4. Xplus and associated software modules (excluding the portion owned by Systems Science, Inc.).

5. VM and associated software modules (excluding the portion owned by Systems Science, Inc.).

6.   Q2XP and associated software modules.

7.   VXI and associated software modules.

8.   CMDE and associated software modules.

9. PLT1.XX and associated software modules (excluding the portion owned by Fintronics).

                                  SCHEDULE 2

                                   Software

1. Xplus and associated software modules (excluding the portion owned by Systems Science, Inc.)

2. VM and associated software modules (excluding the portion owned by Systems Science, Inc.)

3.   Q2XP and associated software modules

4.   VXI and associated software modules

5.   CMDE and associated software modules

6. PLT1.XX and associated software modules (excluding the portion owned by Fintronics)

                                  SCHEDULE 3

                                Japan Employees

Name                              Position
- ----                              --------

Makoto Yamada                     General Manager

Masanori Sakuuchi                 Sales Manager

Keji Kushida                      AE

Akira Toda                        AE

Azusa Tanikawa                    Admin

                                  SCHEDULE 4

                     ZYCAD Fault Simulation Customer Base

                                   EXHIBIT A

                                 Bill of Sale

     KNOWN ALL BY THESE PRESENT, THAT ZYCAD CORPORATION ("ZYCAD"), of the County of Alameda, State of California party of the first part under the Asset Purchase Agreement (the "AGREEMENT") dated August __, 1997 by and between
Zycad and IKOS Systems, Inc. ("IKOS") in consideration of the sum of Three Million Dollars ($3,000,000) and other good and valuable consideration, to it in hand paid by IKOS, party of the second part under the Agreement, the receipt whereof is hereby acknowledged, does hereby convey, sell, transfer, assign and deliver to IKOS, all right, title and interest to the Assets as defined in the Agreement.

     TO HAVE AND TO HOLD THE SAME, And Zycad covenants and agrees to and with IKOS that Zycad is the lawful owner of said Assets and has good right to sell the same to IKOS as foresaid; that the same is free from all encumbrances; and will warrant and defend the sale of said Assets hereby made unto IKOS, against all and every person and persons whomsoever, lawfully claiming or to claim the whole or any part thereof. The parties hereto agree that Zycad shall retain and IKOS shall not acquire, any other assets, properties, contracts, obligations or liabilities of Zycad other than those described in the Agreement. Zycad hereby agrees that it will, from time to time, execute and deliver such further instruments or assignment and transfer as may be reasonably requested to implement and effectuate the Agreement and this Bill of Sale.

     IN TESTIMONY WHEREOF, Zycad has hereunto under the hand of its authorized officer set its hand this ____ day of August, 1997.

ZYCAD CORPORATION

By: ___________________   _______________
    Phillips W. Smith
    President and CEO